Exhibit 10.1

AMENDMENT TO
EMPLOYMENT AGREEMENT
(Dated March 1, 2020)

WHEREAS, Core Laboratories N.V. and Lawrence V. Bruno have heretofore entered into that certain Employment Agreement (Dated March 1, 2019) (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as provided herein;

NOW, THEREFORE, the Agreement is amended hereby effective as of January 1, 2020 (the “Effective Date”), as follows:

1.	Section 2.2 is amended by changing the stated percentage from 180% to 200% such that the section would now read as follows:

“Executive shall be eligible to receive a maximum annual bonus of up to 200% of Executive’s annual base salary with the amount of such bonus to be determined by the Committee based upon criteria established from time to time by the Committee.”

2.	As amended hereby, the Agreement is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 1st day of March, 2020, effective for all purposes as of the Effective Date.

CORE LABORATORIES N.V.

By Core Laboratories International B.V.,

its sole managing director

By:

/s/Jacobus Schouten
Jacobus Schouten
Managing Director of Core Laboratories
International B.V.

/s/Lawrence V. Bruno
Lawrence V. Bruno